UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C 20549

                           FORM 8-K

                  Current Report Pursuant to
                     Section 13 or 15(d) of
             the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported)     July 24, 1996

                  First Entertainment, Inc.
   (Exact name of registrant as specified in its charter.)
        Colorado                 0-15435           84-0974303
(State or other jurisdiction of  (Commission      (I.R.S. Employer
incorporated or organization)                     File No.)
Identification No.)

                 1380 Lawrence Street, Suite 1400
                     Denver, Colorado 80204
      (Address of principal executive offices zip code)
                         (303) 592-1235
     (Registrant's telephone number, including area code)
                            FORM 8-K
                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
                 of the Securities Act of 1934
Item 1. Changes in Control of Registrant.
         In addition, Dr. Theodore Jacobs has agreed to accept a position as a member of the Registrants Board of Directors.
Item 2. Acquisition or Disposition of Assets.
         On July 10, 1996 the Registrant entered into an agreement to acquire 15,000 shares or 60% of the issued and outstanding shares of Power Media Communications, International, Inc. (PMCII) in exchange for 770,000 shares of restricted common stock of the Registrant valued at approximately $400,000.

PMCII is a development stage company with various rights and properties, some of which it acquired form The Original As Seen On TV Company.

The Registrant intends to develop kiosks in major retail malls throughout the country which sells products typically seen and advertised on infomercials. The benefit to the Registrant is selling products to customers that they have seen on TV but the product manufacturer provides all the advertising.
Item 3. Bankruptcy or Receivership.
         Not Applicable
Item 4. Changes in Registrant's Certifying Accountant
         Not Applicable
Item 5. Other Events
	Not Applicable

 Item 6. Resignation of Registrants Directors.
Not Applicable
Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.
Item 8. Change in Fiscal Year.
             Not Applicable
                        SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FIRST ENTERTAINMENT, INC.
By: A.B. Goldberg
- ---------------
A.B. Goldberg President
Dated: July 24, 1996
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